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                                                                   EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8) dated July 3, 1997, pertaining to the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, Effective as of October 21, 1995, the Stock Option Agreement with Brian Leigh Thomas, and the Stock Option Agreement with Elizabeth Carolyn Swanston, of our report dated January 31, 1997, with respect to the consolidated financial statements of Phoenix International Ltd., Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Atlanta, Georgia
July 1, 1997